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                                                                    EXHIBIT 10.4

                    INDEPENDENT CONTRACTOR SERVICES AGREEMENT
                                  No. 0699-FDY

Contractor: Foundry, Inc.
Date: June 29, 1999

THIS AGREEMENT is entered into on the date set forth above between Global Sports Interactive located at 2012 Renaissance Boulevard, King of Prussia, PA 19406 ("Client") and Foundry, Inc. located at 7600 Colshire Drive, Suite 141, McLean, Virginia 22102 ("Contractor").

1. ENGAGEMENT OF SERVICES.

      1.1 Engagement. Contractor will render the services described in any Engagement that may be mutually agreed and executed by the parties (the "Engagement") in accordance with the terms and schedule set forth in each such Engagement.

      1.2 Performance of Services. Contractor shall have the right and responsibility of controlling the manner and means of the completion of the Engagement.

2. COMPENSATION.

      2.1 Fees and Approved Expenses. Client will pay Contractor the fee for services rendered under this Agreement set forth in the Engagement. Contractor will not be reimbursed for any expenses incurred, unless they are expressly provided for in the Engagement or are approved in advance and in writing by Client.

      2.2 Timing. Unless otherwise provided in the Engagement, Client will pay Contractor for services and will reimburse Contractor for previously approved expenses within thirty (30) days of the date of the Contractor's invoice, provided Contractor has furnished documentation satisfactory to Client to verify Contractor's services and expenses.
      Client will pay Contractor in U.S. dollars.

3. INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIAL INFORMATION

      3.1 Confidential and Proprietary Information. Client understands that software developed under this agreement may be similar to software developed by Contractor outside of this agreement. To the maximum extent possible Client wishes to utilize software developed outside of this agreement to speed the development of its own software systems. In exchange for Contractor using software developed outside of this agreement Client agrees to grant Contractor a paid-up, nonexclusive, perpetual license to use the software developed by Contractor under this agreement and that for the purposes of this agreement this software is not considered Confidential or Proprietary.
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      3.2 Confidentiality. Paragraph 3.1 notwithstanding and except as
      Contractor's duties as an independent contractor to Client may require, Contractor agree never to disclose or to use, either during or after Contractor's relationship with Client, any confidential or proprietary information of Client, including without limitation any such information conceived or developed by Contractor in rendering the services described in the Engagement and information and materials received by Client in confidence from third parties ("Confidential Information").

      Upon termination of Contractor's relationship with Client or at any other time upon Client's request, Contractor will promptly deliver to Client, without retaining any copies, all documents and materials (including summaries, charts, reports, computer print-outs, electronically stored data, or other data or things) containing any Confidential Information. Furthermore, Contractor agree to not disclose any aspect of this contract or its engagements for up to one full year following termination.

      3.3 Confidential Information of Others. Contractor will not disclose to Client, or use in connection with Contractor's work for Client, any confidential or proprietary information or material belonging to any third party.

      3.4 Injunctive Relief. A breach of any of the promises contained in this Agreement will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law, and Client will be entitled to injunctive relief and/or a decree for specific performance, as well as any other relief as may be proper.

4. WARRANTIES AND INDEMNITY.

      4.1 Warranties. Contractor represents and warrants:

      (a) that entering into this Agreement to provide the services described in the Engagement will not violate any obligation or cause any default under or breach of any other agreement; and

      (b) that the Services Contractor renders under this Agreement, and the sale, manufacture, reproduction and use of the products of those services will not infringe the proprietary rights of any third party; provided that such representation and warranty shall not apply to any information, code, documentation or other material provided by Client to Contractor under this Agreement.

      4.2 Indemnity. Contractor agree to indemnify and hold Client harmless from and against any liability, loss, claim, demand and damage, including costs and attorneys' fees, resulting from or based upon any infringement or violation, default or breach of this Agreement, including without limitation the representations and warranties contained in this Section 4. Client agrees to indemnify and hold Contractor harmless from and against any liability, loss, claim, demand and damage, including costs and attorney's fees, resulting from or based upon any infringement claims made against Contractor on account of any information, code, documentation or other material provided by Client to Contractor under this Agreement.

5.  INDEPENDENT CONTRACTOR RELATIONSHIP.

      5.1 Nature of Relationship. Contractor's relationship with Client will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Contractor is not the agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client unless specifically requested to do so, by Client, in writing.
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      5.2 Contractor Responsible for Taxes and Records. Contractor will be solely responsible for and will file, on a timely basis, all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor's performance of services and receipt of fees under this Agreement. Contractor will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement.

6. TERM.

      This Agreement is effective as of the date set forth above and continues for the term set forth in the Engagement (including such additional Engagements, if any, as the parties may enter into from time to time), unless earlier terminated in accordance with Section 7 below. The term of this Agreement may be extended by mutual agreement of the parties and by addendum to the original or any additional Engagements.

7.  TERMINATION.

      7.1 Termination by Client. If payment for Contractor's services described in the Engagement is based upon a fixed price, Client may terminate this Agreement in the event of a material breach or default by Contractor upon fifteen (15) days' prior written notice to Contractor. If payment for Contractor's services described in the Engagement is other than a fixed price, Client may terminate this Agreement as to such Engagement for any reason, with or without cause, upon fifteen (15) days' prior written notice to Contractor.

      7.2 Rights Upon Termination. Upon termination of this Agreement, for any reason, Contractor will not be entitled to any further payments under the Agreement other than for Services rendered up to the effective date of termination. Termination shall be without prejudice to any rights or remedies Contractor or Client may have by reason of any breach of this Agreement. The provisions of Section 3, 4 and 5 shall survive termination of this Agreement and continue in effect indefinitely.

8. NO SOLICITATION FOR EMPLOYMENT.

      8.1 Solicitation of Client's Employees. During the Term of this Agreement, and for one (1) year thereafter, Contractor shall not (a) offer employment to or employ any Client employee either full-time or part-time, or (b) hire or offer to hire any Client employee as a consultant, intern, trainee, or the equivalent of Contractor, to provide services or products having the same general nature as those provided by Client to it's customers under this Agreement; Contractor shall not request, cause, or induce the Client employees to breach any agreement between the employee and Client; and Contractor shall not request, cause, or induce the employee to leave the employ of Client.

      8.2 Solicitation of Contractor's Employees. During the Term of this Agreement, and for one (1) year thereafter, Client shall not (a) offer employment to or employ any Contractor employee either full-time or part-time, or (b) hire or offer to hire any Contractor employee as a consultant, intern, trainee, or the equivalent of Client, to provide services or products having the same general nature as those provided by Contractor to its customers under this Agreement; Client shall not request, cause, or induce the Contractor employees to breach any agreement between the employee and Contractor; and Client shall not request, cause, or induce the employee to leave the employ of Contractor.
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9. GENERAL PROVISIONS.

      9.1 Governing Law. This Agreement will be governed and construed in accordance with the laws of Delaware.

      9.2 Notices. Any notices permitted or required by this Agreement shall be in writing and shall be delivered personally or mailed to address set forth below.

      Global Sports Interactive                 Foundry, Inc
      2012 Renaissance Boulevard                7600 Colshire Drive, Suite 141
      King of Prussia, PA  19406                McLean, Virginia  22102
      Attn: Joe Romello                         Attn: Anthony Rennier

      9.3 Severability; Waiver; Assignment. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The waiver of a breach of any provision of this Agreement by Contractor will not operate or be interpreted as a waiver of any other or subsequent breach. This Agreement will be for the benefit of Client's successors and assigns, and will be binding on Contractor's heirs, successors and legal representatives.

      9.4 Time of the Essence. The parties acknowledge that time is of the essence in the performance of their obligations under this Agreement.

      9.5 No Export. Contractor hereby agree and assure Client that Contractor will not export or re-export, directly or indirectly, any products, information or technical data of Client without (i) the prior written consent of Client and (ii) any license, certification or other approval required by the United States Government for such export or re-export.

      9.6 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement. It may only be changed by a writing signed by both parties. The terms of this Agreement shall govern over any inconsistent terms set forth in the Engagement and any additional Engagements entered into by the parties, or in any purchase order, order acknowledgment or invoice used to extend, modify or include additional work or to invoice payments under this Agreement. Moreover, this Agreement supersedes all prior understandings, agreements, representations, and warranties, if any, with respect to such subject matter.

      9.7 Interpretation. Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "party" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate, or any other entity.
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Agreement Acceptance

To execute this agreement the following authorizations are required.


ACCEPTED __________________________       ACCEPTED by Foundry, Inc.

___________________________________       Anthony D. Rennier

___________________________________       President

__________________________________        ___________________________________
Signature                  Date           Signature               Date
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                                   ENGAGEMENT

                                  NO. 0699-FDY

In accordance with the terms of Independent Contractor Services Agreement number 0699-FDY, Global Sports Interactive ("Client") and Foundry ("Contractor") agree to engage the services of Contractor as identified below.

Scope: Contractor will provide consulting services to perform tasking as specified by Client.

Term: Provide all services as requested between the period of June 1, 1999 through October 1, 1999. This engagement may be extended under the same terms and conditions, upon mutual agreement by both parties. This engagement may also be terminated at any time with 30 days advance written notice by either party.

Fees: Services provided will be billed to Client monthly at the fees specified here not including travel expenses. Client will reimburse travel costs in keeping with Client's travel policy.

  Task                                                                                     Fee
  ----                                                                                     ---
  1.0 Catalog Management Systems Development - See Attach. 1                               $85k
  2.0 Prototype Development (DHTML, Athlete's Foot, TSA for Nike) - See Attach. 2          $35k
  3.0 Marketing Partner Object Library Development - See Attach. 3                         $100k
  4.0 Affiliate Custom Development - See Attach. 4                                         $55k
  5.0 Database Consult - See Attach. 5                                                     $25k

Invoicing: Contractor shall invoice Client within 30 days following the end of each calendar month for all services and expenses incurred in the previous calendar month. Invoices in connection with this engagement shall clearly reference the following:

Project Name
Dates of service

Fees for services and actual expenses shall be identified separately. Terms shall be Net 30.

NOTE: This Engagement is governed by the terms of an Independent Contractor Services Agreement in effect between Contractor and Client. In the event a conflict exists between the terms of this engagement and the Independent Contract Agreement, the Agreement shall take precedence. This engagement supercedes and replaces any previous engagement over the same period.

Engagement Acceptance

To execute this Engagement the following authorizations are required.

ACCEPTED by Global Sports Interactive      ACCEPTED by Foundry, Inc.

________________________________           Anthony D. Rennier

________________________________           President

____________________ ___________           ______________________ _____________
Signature            Date                  Signature              Date